                             MEMORANDUM OF AGREEMENT

         This Memorandum of Agreement is entered into as of this 1st day of January 2005, between AIM Special Opportunities Funds (the "Trust"), on behalf of the funds listed on Exhibit "A" to this Memorandum of Agreement (the "Funds"), and A I M Advisors, Inc. ("AIM"). AIM shall and hereby agrees to waive fees or reimburse expenses of the Funds, on behalf of its respective classes as applicable, severally and not jointly, as indicated in Exhibit "A".

         For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trust and AIM agree as follows:

         The Trust and AIM agree until the date set forth on the attached Exhibit "A" (the "Expiration Date") that AIM will waive its advisory fees as described on Exhibit "A". The Board of Trustees and AIM may terminate or modify this Memorandum of Agreement prior to the Expiration Date only by mutual written consent. AIM will not have any right to reimbursement of any amount so waived.

         The Trust and AIM agree to review the then-current waivers for each of the Funds listed on Exhibit "A" on a date prior to the Expiration Date to determine whether such waivers should be amended, continued or terminated. The waivers will expire upon the Expiration Date unless the Trust and AIM have agreed to continue them. Exhibit "A" will be amended to reflect any such agreement.

         It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall only bind the assets and property of the Funds, as provided in the Trust's Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of the Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of the Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in the Trust's Agreement and Declaration of Trust.

         IN WITNESS WHEREOF, the Trust and AIM have entered into this Memorandum of Agreement as of the date first above written.


                                    AIM Special Opportunities Funds,
                                    on behalf of the Funds listed in Exhibit "A" to this Memorandum of Agreement


                                    By:    /s/ Robert H. Graham

                                    Title:     President


                                    A I M Advisors, Inc.

                                    By:    /s/ Mark H. Williamson

                                    Title:     President


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                                   EXHIBIT "A"

                         AIM SPECIAL OPPORTUNITIES FUNDS

           FUND                                  WAIVER                         EXPIRATION DATE
           ----                                  ------                         ---------------
AIM Opportunities II Fund              AIM has agreed to waive                   June 30, 2006
      All Classes                      advisory fees to the extent
                                       necessary so that advisory
                                       fees AIM receives do not
                                       exceed an annual base
                                       management fee of 1.25% of
                                       the Fund's average daily net
                                       assets, subject to a maximum
                                       performance adjustment
                                       upward or downward of
                                       0.75% annually. As a result,
                                       AIM may receive a
                                       management net fee that
                                       ranges from 0.50% to 2.00%
                                       of average daily net assets,
                                       based on the Fund's
                                       performance.


AIM Opportunities III Fund             AIM has agreed to waive                   June 30, 2006
       All Classes                     advisory fees to the extent
                                       necessary so that advisory
                                       fees AIM receives do not
                                       exceed an annual base
                                       management fee of 1.25% of
                                       the Fund's average daily net
                                       assets, subject to a maximum
                                       performance adjustment
                                       upward or downward of
                                       0.75% annually. As a result,
                                       AIM may receive a
                                       management net fee that
                                       ranges from 0.50% to 2.00%
                                       of average daily net assets,
                                       based on the Fund's
                                       performance.


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